   As filed with the Securities and Exchange Commission on December 14, 2000
                                                 REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                          ---------------------------


                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ---------------------------


                         RAYMOND JAMES FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)


                             880 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                                (727) 573-3800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          ---------------------------


                             FLORIDA NO. 59-1517485
                (State or other jurisdiction of (I.R.S. Employer
             incorporation or organization) Identification Number)


                          ---------------------------


                               JEFFREY P. JULIEN
                        SENIOR VICE PRESIDENT - FINANCE
                         RAYMOND JAMES FINANCIAL, INC.
              880 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716
                                (727) 573-3800
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)



                                   COPY TO:

                            FRANK N. FLEISCHER, ESQ.
                           Schifino & Fleischer, P.A.
                        One Tampa City Center Suite 2700
                              Tampa, Florida 33602
                                 (813) 223-1535

                      ----------------------------------

         Approximate Date of Commencement of Proposed Sales to the Public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]












                                               CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                Proposed maximum      Proposed maximum
 Title of each class of securities           Amount to           offering price           aggregate               Amount of
         to be registered                  be registered          per share (1)       offering price(1)      registration fee(2)
----------------------------------       ----------------       ----------------      -----------------      -------------------

 Common Stock, $.01 Par Value            1,000,000 Shares          $31.09375             $31,093,750                $8,210
=================================================================================================================================

(1)  ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.
(2)  CALCULATED PURSUANT TO RULE 457(C).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


===============================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 13, 2000


                                1,000,000 SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                         RAYMOND JAMES FINANCIAL, INC.

                               -----------------

         This prospectus relates to up to 1,000,000 shares of our common stock, par value $.01 per share, that may be issued from time to time either in connection with the exchange of exchangeable shares, or in connection with our acquisition of exchangeable shares, of our subsidiary Raymond James Holdings (Canada), Inc., a corporation existing under the laws of Canada. The exchangeable shares of our Canadian subsidiary were issued to shareholders of Gospel McDermid Inc. in connection with our acquisition of that firm.

                              -------------------

         Our common stock is quoted on the New York Stock Exchange under the symbol "RJF". On December 12, 2000, the closing price for our shares of common stock, as reported on the Composite Tape of the New York Stock Exchange was $31.6875 per share.

                              -------------------

         When used in this prospectus, the terms "RJF", "we", "our", "us" and the "Company" refer to Raymond James Financial, Inc. and its subsidiaries.

                              -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                 The date of the Prospectus is ________________

                         RAYMOND JAMES FINANCIAL, INC.

         We are a Florida-based, diversified financial services holding company. Our subsidiaries engage primarily in investment and financial planning, including securities and insurance brokerage, investment banking, asset management, banking and cash management, and trust services. Through our two investment firms, Raymond James & Associates, Inc. ("RJA") and Raymond James Financial Services, Inc., we have over 4,000 financial advisors in more than 1,800 locations throughout the United States and internationally. We provide service to more than 1 million individual and institutional accounts. In addition, our asset management subsidiaries currently manage approximately US $17.6 billion for individuals, pension plans and municipalities. We were established in 1962, and have been a public company since 1983. Our shares are currently owned by more than 11,000 individual and institutional investors. For the year ended September 24, 1999, we had total assets of US $5.030 billion and total revenue of US $1.232 billion.

         Our principal executive offices are located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and our telephone number is (727) 573-3800.


                               PLAN OF ARRANGEMENT

         The Company has entered into a plan of arrangement whereby the Company, through our wholly-owned subsidiary, Raymond James Holdings (Canada), Inc., is acquiring all of the issued and outstanding preferred and common shares of Goepel McDermid Inc. ("GMI") in exchange for cash and the issuance of up to 1,000,000 shares of the Company's common stock. GMI is an independent, employee-owned, Canadian-based, registered securities broker/dealer. The plan of arrangement requires the Company to file a Registration Statement with the Commission to register our shares of common stock.

         GMI has three principal regional offices in Vancouver, Calgary and Ontario., Canada. GMI also has an additional 19 branches located in British Columbia, Alberta, Saskatchewan, and Ontario. GMI is a member of the Investment Dealers Association of Canada. It owns shares and/or seats on the Toronto Stock Exchange, the Montreal Stock Exchange, the Canadian Venture Exchange and the Winnipeg Stock Exchange.

         GMI has the following principal business:

         o Securities brokerage services for institutional and retail clients;

         o        Mutual fund brokerage services;

         o        Financial advisory services; and

         o Corporate finance activities, including underwriting and agency offerings.


                                USE OF PROCEEDS

         Because the shares offered under this prospectus will be issued either in exchange for exchangeable shares, or in connection with our acquisition of exchangeable shares of our Canadian subsidiary, we and our consolidated subsidiaries will receive no net cash proceeds upon such issuance.


        THE EXCHANGEABLE SHARES OF RAYMOND JAMES HOLDINGS (CANADA), INC.

         The rights of holders of our Canadian subsidiary's exchangeable shares will be as set forth in the terms of the plan of arrangement concerning us, our Canadian subsidiary and GMI, to be filed with the Supreme Court of British Columbia pursuant to the Canada Business Corporation Act.

                                   DIVIDENDS

         We may pay dividends on our common stock out of funds legally available therefor as, if and when declared by our board of directors.


                               LIQUIDATION RIGHTS

         Upon our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of our remaining assets.


                              PLAN OF DISTRIBUTION

         The shares of common stock covered by this prospectus will be issued either in exchange for exchangeable shares, or in connection with our acquisition of exchangeable shares of our Canadian subsidiary issued to shareholders of GMI.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the securities, or after the date of this initial registration statement and before the effectiveness of the registration statement.

         1. Annual Report on Form 10-K for the fiscal year ended September 24, 1999.

         2. Proxy Statement for the Annual Meeting of Shareholders held on February 10, 2000.

         3.       Quarterly Report on Form 10-Q for the quarter ended December
                  31, 1999.

         4.       Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000.

         5.       Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2000.

         6. Current Report on Form 8-K filed with the Commission on September 6, 2000.

         On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to our principal executive offices, attention: Jeffrey P. Julien, Senior Vice President - Finance, at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33718.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         o At the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

         o From the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         o At the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005;

         o From the Internet site maintained by the SEC at hhtp://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Some locations may charge prescribed or modest fees for copies.


                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida.


                                    EXPERTS

         The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 24, 1999, except as they relate to Raymond James Bank, FSB, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, and, insofar as they relate to Raymond James Bank, FSB, by KPMG LLP, independent auditors, whose reports thereon are also incorporated by reference herein. Such financial statements have been incorporated by reference in reliance on the reports of such independent certified public accountants and independent auditors, respectively, given on the authority of such firms as experts in auditing and accounting.

=======================================    ====================================

  NO DEALER, SALESMAN, OR OTHER
  INDIVIDUAL HAS BEEN AUTHORIZED TO
  GIVE ANY INFORMATION OR TO MAKE
  ANY REPRESENTATION NOT CONTAINED
  IN THIS PROSPECTUS IF GIVEN OR
  MADE, SUCH OTHER INFORMATION OR
  REPRESENTATION MUST NOT BE RELIED
  UPON AS HAVING BEEN AUTHORIZED BY
  THE COMPANY. THIS PROSPECTUS DOES
  NOT CONSTITUTE AN OFFER TO SELL OR                1,000,000 SHARES
  A SOLICITATION OF AN OFFER TO BUY,
  THE SHARES IN ANY JURISDICTION                           OF
  WHERE, OR TO ANY PERSON TO WHOM,                    COMMON STOCK
  IT IS UNLAWFUL TO MAKE SUCH OFFER
  OR SOLICITATION. NEITHER THE                             OF
  DELIVERY OF THIS PROSPECTUS NOR                     RAYMOND JAMES
  ANY SALE MADE HEREUNDER SHALL,                      FINANCIAL INC.
  UNDER ANY CIRCUMSTANCES, CREATE
  ANY IMPLICATION THAT THERE HAS NOT
  BEEN ANY CHANGE IN THE FACTS SET
  FORTH IN THIS PROSPECTUS OR IN THE
  AFFAIRS OF THE COMPANY SINCE THE
  DATE HEREOF.


        --------------------


                                                       PROSPECTUS
           TABLE OF CONTENTS
                                           ------------------------------------
                  PAGE
  RAYMOND JAMES FINANCIAL, INC.    PAGE
                                   ----
  PLAN OF ARRANGEMENT................2
  USE OF PROCEEDS....................2
  THE EXCHANGEABLE SHARES AND
   RETRACTABLE SHARES OF
   RAYMOND JAMES HOLDINGS
   (CANADA), INC.....................2
  DIVIDENDS..........................3
  LIQUIDATION RIGHTS.................3           ______________, 2000
  PLAN OF DISTRIBUTION...............3
  INCORPORATION OF CERTAIN DOCUMENTS
    BY REFERENCE.....................3
  WHERE YOU CAN FIND ADDITIONAL
    INFORMATION .....................4
  LEGAL MATTERS......................4
  EXPERTS............................4



=======================================    ====================================

                                    PART II


 INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Registration Fee......................................... $ 8,210
          Printing and Engraving.......................................   2,000
          Fees of Transfer Agent.......................................     500
          Accountants Fees and Expenses ...............................   2,000
          Legal Fees and Expenses of Registrant's Counsel..............  12,500
          Miscellaneous................................................     790
                                                                        -------
             Total                                                      $26,000

         Except for the SEC registration fee, the foregoing fees are estimated.

         ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and restated By-Laws, a copy of which was filed as Exhibit 3 to the Quarterly Report and Form 10-Q filed on February 9, 1998, include the following provisions in Section 12 of Article 10 thereof:

         "Section 12. The Company shall:

         (a) Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of his being or having been a director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against the reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

         (b) Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

         (c) Advance the payment of expenses, including attorneys' fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

         The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives.

         (d) In any instance where more than one person is entitled to reimbursement of attorneys' fees pursuant to this Section 12, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense."

         Chapter 607 of the General Statutes of the State of Florida permits a corporation to indemnify its officers and directors against certain liabilities and provides for the conditions thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

         ITEM 16.          EXHIBITS

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K.

         5*       -   Opinion of Schifino & Fleischer, P.A.
         10*      -   Arrangement Agreement dated November 27, 2000, between
                      Raymond James Holdings (Canada), Inc. and Goepel McDermid
                      Inc.
         23-A*    -   Consent of Schifino & Fleischer, P.A., appears in its
                      opinion filed herewith as Exhibit 5.
         23-B*    -   Consent of PricewaterhouseCoopers LLP is included on
                      page II-4.
         23-C*    -   Consent of KPMG LLP is included on page II-5.
         24*      -   Power of Attorney is included on the Signature Page,
                      page II-6.
---------------
* Filed herewith.

         ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13
or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to who the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 19, 1999 relating to the financial statements, which appears in Raymond James Financial Inc.'s Annual Report on Form 10-K for the year ended September 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Tampa, Florida
December 6, 2000

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statement on Form S-3 of Raymond James Financial, Inc. of our report dated October 29, 1999, relating to the financial statements of Raymond James Bank, FSB as of September 30, 1999, which report appears in the September 24, 1999 annual report on Form 10-K of Raymond James Financial, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



KPMG LLP

Tampa, Florida
November 30, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on December 5, 2000.

                                           RAYMOND JAMES FINANCIAL, INC.


                                           By:    /S/ THOMAS A. JAMES
                                           ------------------------------------
                                                      Thomas A. James
                                           Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Jeffrey P. Julien and Jennifer C. Ackart, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                            TITLE                             DATE
       ---------                            -----                             ----


/S/ THOMAS A. JAMES          Chairman and Chief Executive Officer       December 5, 2000
-------------------
Thomas A. James

/S/ JEFFREY P. JULIEN        Senior Vice President - Finance;           December 5, 2000
---------------------
Jeffrey P. Julien            (Chief Financial Officer)

/S/ JENNIFER C. ACKART       Controller                                 December 5, 2000
-----------------------
Jennifer C. Ackart           (Chief Accounting Officer)

/S/ FRANCIS S. GODBOLD       President and Director                     December 5, 2000
----------------------
Francis S. Godbold

/S/ M. ANTHONY GREENE        Executive Vice President and Director      December 5, 2000
---------------------
M. Anthony Greene

/S/ J. STEPHEN PUTNAM        Executive Vice President and Director      December 5, 2000
---------------------
J. Stephen Putnam

/S/ ROBERT F. SHUCK          Vice Chairman and Director                 December 5, 2000
-------------------
Robert F. Shuck



       SIGNATURE                            TITLE                             DATE
       ---------                            -----                             ----


/S/ ANGELA M. BIEVER         Director                                   December 5, 2000
--------------------
Angela M. Biever

/S/ JONATHAN A. BULKLEY      Director                                   December 5, 2000
-----------------------
Jonathan A. Bulkley

/S/ ELAINE L. CHAO           Director                                   December 5, 2000
------------------
Elaine L. Chao

/S/ THOMAS S. FRANKE         Director                                   December 5, 2000
--------------------
Thomas S. Franke

/S/ HARVARD H. HILL, JR.     Director                                   December 5, 2000
------------------------
Harvard H. Hill, Jr.

/S/ HUNTINGTON A. JAMES      Director                                   December 5, 2000
-----------------------
Huntington A. James

                             Director
-----------------------
Paul W. Marshall

/S/ DENNIS W. ZANK           Director                                   December 5, 2000
------------------
Dennis W. Zank
